Exhibit 99

HILL-ROM IMPLEMENTS ACTIONS TO STREAMLINE AND DELAYER ORGANIZATION STRUCTURE

Job loss to affect fewer than 3 percent of Hill-Rom global workforce

Batesville, Ind.—August 15, 2008 Today, Hill-Rom (NYSE:HRC) announced that it has completed review of its organizational structure aimed at creating a more streamlined organization. This initiative was first announced on August 7, 2008 during Hill-Rom’s third quarter earnings discussion. The process will result in the elimination of fewer than 3 percent of the global workforce (approximately 160 positions), including the elimination of management positions, and will lead to a clearer line of sight to top management for all associates. While this process identified positions to be eliminated, Hill-Rom will continue to fill select positions in areas that directly contribute to growth such as in research and development, sales and marketing.

Positions affected are distributed similarly to Hill-Rom’s employee locations. About one-third of the positions affected involved people based at the company’s Batesville headquarters. Other affected positions are based in other North American locations and international sites throughout Hill-Rom’s global organization.

“These are difficult decisions, particularly because they affect our dedicated people,” said Peter H. Soderberg, president and CEO of Hill-Rom. “However, we believe they are the right decisions to enable us to continue to grow the company profitably.

Most affected Hill-Rom associates were notified this week. The company will place as many people as possible into other open positions within the company. In addition, the company is providing a strong severance package to help associates transition out of the company, including appropriate ongoing salary, health benefits and outplacement services.

In last weeks earnings report, Soderberg explained that like most manufacturing enterprises, Hill-Rom has been challenged by unexpectedly strong fuel and commodity price inflation impacting input and distribution costs during the quarter and into 2009. While the company has intensified efforts to reduce product and operational costs through manufacturing, sourcing and expense management initiatives, reviewing the configuration of the workforce was also undertaken and culminated in these position eliminations.

The decision to implement the position elimination strategy and streamline the organization, including taking a fourth quarter special charge, was approved by Hill-Rom’s Board of Directors on Tuesday, August 12.

ABOUT HILL-ROM

Hill-Rom is a leading worldwide manufacturer and provider of medical technologies and related services for the health care industry, including patient support systems, non-invasive therapeutic products for a variety of acute and chronic medical conditions, medical equipment rentals, and workflow information technology solutions. Hill-Rom’s comprehensive product and service offerings are used by health care providers across the health care continuum in hospitals, extended care facilities and home care settings to enhance the safety and quality of patient care.

Hill-Rom...enhancing outcomes for patients and their caregivers.

www.hill-rom.com

Disclosure Regarding Forward-Looking Statements
Certain statements in this press release contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the Company’s future plans, objectives, beliefs, expectations, representations and projections. The Company has tried, wherever possible, to identify these forward-looking statements using words such as “intend,” “anticipate,” “believe,” “plan,” “encourage,” “expect,” “may,” “goal,” “become,” “pursue,” “estimate,” “strategy,” “will,” “projection,” “forecast,” “continue,” “accelerate,” “promise,” “increase,” “higher,” “lower,” “reduce,” “improve,” “expand,” “progress,” “potential” or the negative of those terms or other variations of them or by comparable terminology. The absence of such terms, however, does not mean that the statement is not forward-looking. It is important to note that forward-looking statements are not guarantees of future performance, and the Company’s actual results could differ materially from those set forth in any forward-looking statements. Factors that could cause actual results to differ from forward-looking statements include but are not limited to: the Company’s dependence on its relationships with several large group purchasing organizations, whether the Company’s new products are successful in the marketplace, changes in customers’ Medicare reimbursements, collections of accounts receivable, compliance with FDA regulations, antitrust litigation, potential exposure to product liability or other claims, failure of the Company’s announced strategic initiatives and restructuring and realignment activities to achieve expected growth, future restructuring or realignment activities, efficiencies or cost reductions, disruptions in the Company’s business or other adverse consequences resulting from the recent spin-off of the funeral service business, failure to realize the anticipated benefits of the spin-off, failure of the Company to execute its acquisition and business alliance strategy through the consummation and successful integration of acquisitions or entry into joint ventures or other business alliances, increased costs or unavailability of raw materials, labor disruptions, the ability to retain executive officers and other key personnel, and certain tax-related matters. For a more in depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended September 30, 2007, its Current Report on Form 8-K filed with the SEC on March 17, 2008, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, was filed last week. The Company assumes no obligation to update or revise any forward-looking statements.